                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                               LIGHTBRIDGE, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                NOT APPLICABLE
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement no.:

    (3) Filing Party:

    (4) Date Filed:

                               LIGHTBRIDGE, INC.

                     NOTICE OF SPECIAL MEETING IN LIEU OF
                        ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 28, 1998

  Notice is hereby given that the Special Meeting in lieu of Annual Meeting of Stockholders of Lightbridge, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 28, 1998 at 10 A.M., Eastern daylight savings time, at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts (the "Meeting"), for the purpose of considering and voting upon the following matters:

    1. to elect two persons to the Board of Directors, each to serve as a Class II director for a three-year term; and

    2. to transact such further business as may properly come before the Meeting or any adjournment thereof.

  As of the date of this Notice, the Board of Directors has no knowledge of any other business to be transacted at the Meeting.

  The Board of Directors has fixed the close of business on Wednesday, April 22, 1998 as the record date for the Meeting for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

                                          By order of the Board of Directors,

                                          /s/ John D. Patterson, Jr.
                                          John D. Patterson, Jr.
                                          Secretary

April 27, 1998
Burlington, Massachusetts

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.

  IF MORE THAN ONE PROXY IS ENCLOSED, PLEASE COMPLETE AND RETURN ALL OF THEM.

                               LIGHTBRIDGE, INC.
                            67 SOUTH BEDFORD STREET
                        BURLINGTON, MASSACHUSETTS 01803

                PROXY STATEMENT FOR SPECIAL MEETING IN LIEU OF
                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 28, 1998

  This Proxy Statement and the enclosed Notice of Meeting and form of proxy are being mailed to stockholders on or about April 27, 1998 in connection with the solicitation of proxies by the Board of Directors of Lightbridge, Inc. (the "Company") for use at the Special Meeting in lieu of Annual Meeting of Stockholders of the Company, to be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts, at 10 A.M., Eastern daylight savings time, on Thursday, May 28, 1998, and at any and all adjournments thereof (the "Meeting"). Proxies that have been properly executed and returned by a stockholder will be voted in accordance with the stockholder's directions. If no choice is specified by the stockholder, then the shares covered by the proxy will be voted as recommended by management. Stockholders are encouraged to vote on the matter to be considered. Any stockholder may revoke the proxy at any time before it has been exercised.

  On April 22, 1998, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding and entitled to vote 15,754,782 shares of the Company's common stock, $.01 par value ("Common Stock"). Each share of Common Stock entitles its record holder to one vote on each matter considered at the Meeting.

QUORUM AND TABULATION OF VOTES

  Under the Company's By-Laws, the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the Meeting will constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares that abstain or do not vote with respect to the matter presented for stockholder approval) will be counted for the purpose of determining whether a quorum exists at the Meeting.

  The election of directors of the Company (Proposal One) requires the affirmative vote of the holders of a plurality of the shares of Common Stock properly cast at the Meeting in favor of the nominees.

  The following shares will not be counted as votes cast or votes made in favor of a given matter: (i) shares that abstain from voting as to such matter; and (ii) shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to such matter. Each matter will be tabulated separately.

  Votes will be tabulated by the Company's transfer agent and registrar, American Stock Transfer & Trust Company.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

  The Company has a classified Board of Directors consisting of Class I, Class II and Class III directors who serve until the annual meetings of stockholders in the years 2000, 1998 and 1999, respectively, and until their respective successors are elected and qualified. Each director elected at an annual meeting of stockholders serves a term of three years. Each Class II director elected at the Meeting will hold office until the date of the Company's annual meeting in the year 2001 and thereafter until a successor is elected and qualified or until such director sooner dies, resigns or is removed from the Board of Directors.

  Douglas A. Kingsley, who had served as a director of the Company since April 1996, resigned from the Company's Board of Directors effective as of March 17, 1998. Mr. Kingsley was the sole Class I director, and as of the date of Mr. Kingsley's resignation, no person serves as the Class I director. The Board anticipates that it will identify a new Class I director to fill the vacancy before the end of the current fiscal year.

  For election at the Meeting of the two Class II Directors, the Board of Directors has nominated Andrew I. Fillat and D. Quinn Mills, the current Class II directors of the Company. Unless marked otherwise, returned proxies will be voted to re-elect each of Messrs. Fillat and Mills as the Class II directors. Messrs. Fillat and Mills both have agreed to serve if elected, and the Company has no reason to believe that either of them will be unable to serve. If either Mr. Fillat or Mr. Mills is unable or declines to serve as a director at the time of the Meeting, then the Board will designate another nominee and proxies will be voted in favor of such nominee.

  The following tables set forth certain information as of April 27, 1998, with respect to each of the members of the Board of Directors of the Company, including the nominees for election as the Class II directors.

    NOMINEES FOR DIRECTORS WITH TERMS EXPIRING IN 2001 (CLASS II DIRECTORS)

                                 PRINCIPAL OCCUPATION AND OTHER BUSINESS EXPERIENCE AND
NAME                         AGE          DIRECTORSHIPS DURING PAST FIVE YEARS
----                         --- ------------------------------------------------------
Andrew I. Fillat(1).......... 50 Director of the Company since April 1996;
                                 Senior Vice President of Advent International
                                 Corporation, a venture capital firm, since
                                 July 1995; Vice President of Advent
                                 International Corporation, a venture capital
                                 firm, from September 1990 to December 1995;
                                 director of Advanced Radio Telecom Corp., a
                                 provider of point-to-point wireless broadband
                                 digital telecommunications services; director
                                 of Interlink Computer Sciences, Inc., a
                                 supplier of high-performance solutions for
                                 enterprise networked systems management;
                                 director of Safety 1st, Inc., a developer,
                                 marketer and distributor of child products;
                                 director of Voxware, Inc., a developer of
                                 digital speech and audio technologies,
                                 solutions and applications.
D. Quinn Mills(2)............ 56 Director of the Company since June 1990;
                                 Albert J. Weatherhead, Jr. Professor of
                                 Business Administration at the Harvard
                                 Business School since 1976.

--------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

          DIRECTORS WITH TERMS EXPIRING IN 1999 (CLASS III DIRECTORS)

                             PRINCIPAL OCCUPATION AND OTHER BUSINESS EXPERIENCE AND
NAME                     AGE          DIRECTORSHIPS DURING PAST FIVE YEARS
----                     --- ------------------------------------------------------
Pamela D.A. Reeve.......  48 President and director of the Company since
                             November 1989; Chief Executive Officer of the
                             Company since September 1993; Chief Operating
                             Officer of the Company from November 1989 to
                             September 1993; director of PageMart
                             Wireless, Inc., a provider of wireless
                             messaging services; director of Natural
                             MicroSystems Corporation, a provider of
                             hardware and software technology for
                             developers of high-value telecommunications
                             solutions.
Torrence C. Harder(1)...  54 Director of the Company since June 1989;
                             President and director of Harder Management
                             Company, a registered investment advisory
                             firm, since 1971; President and director of
                             Entrepreneurial Ventures, Inc. and
                             Entrepreneurial, Inc., venture capital firms,
                             since 1987 and 1990, respectively; co-founder
                             of the Company.

--------
(1) Member of the Compensation Committee.

BOARD AND COMMITTEE MEETINGS

  During the fiscal year ended December 31, 1997 ("fiscal 1997"), the Board of Directors of the Company met nine times and acted by unanimous written consent twice. Each director attended at least 75% of the meetings of the Board of Directors.

  The Board of Directors has an Audit Committee, which reviews the results and scope of the annual audit of the Company's financial statements conducted by the Company's independent accountants, the scope of other services provided by the Company's independent accountants, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls. The Audit Committee also makes recommendations to the Board of Directors on the engagement of independent accountants, as well as other matters that may come before the Committee at the direction of the Board of Directors. The Audit Committee met twice in fiscal 1997 and did not take any action by written consent. The only current Audit Committee member is Mr. Mills, who attended at least 75% of the total number of meetings of the Board of Directors and Audit Committee held in fiscal 1997.

  The Board of Directors has a Compensation Committee, which provides recommendations concerning salaries and incentive compensation for employees of and consultants to the Company. The Compensation Committee also administers the Company's 1990 Incentive and Nonqualified Stock Option Plan, 1996 Incentive and Non-Qualified Stock Option Plan (the "1996 Option Plan") and 1996 Employee Stock Purchase Plan. In fiscal 1997, the Compensation Committee met twice and did not act by unanimous written consent. The current Compensation Committee members are Mr. Fillat and Mr. Harder, each of whom who attended at least 75% of the total number of meetings of the Board of Directors and Compensation Committee held in fiscal 1997.

  The Board of Directors has a Nominating Committee, which nominates candidates for election as directors at the annual meeting of stockholders or special meeting in lieu thereof. Any stockholder who wishes to recommend an individual for consideration by the Nominating Committee should deliver written notice to the Secretary of the Company. A stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty days prior to the date of the scheduled annual meeting or special meeting in lieu thereof. Such stockholder's notice must set forth (a) the name of the person whom the stockholder proposes to nominate for election or re-election as a director,
(b) the name, age, business address and residential address of the proposing stockholder or of the beneficial owner on whose behalf such proposal is being made, and the name and address of any other stockholder or beneficial owner known to the proposing stockholder as supporting the nomination, (c) as of the date of the notice, the class and number of shares of Common Stock that are owned beneficially and of record by the proposing stockholder or the beneficial owner on whose behalf the proposal is made, and by any other stockholder known to the proposing stockholder as supporting the nomination,
(d) any material interest of the proposing stockholder of record or of the beneficial owner on whose behalf such proposal is made in such nomination, and any material interest of any other stockholder or beneficial owner known to such proposing stockholder as supporting the nomination and (e) any other information that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to the rules of the Securities and Exchange Commission promulgated under Section 14(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Nominating Committee may reject any nomination by a stockholder that is not timely made in accordance with these procedures or does not satisfy these requirements in any material respect. The Nominating Committee was created in December 1997 and did not meet nor take any action by written consent in fiscal 1997. The current Nominating Committee members are Mr. Fillat and Mr. Mills.

DIRECTORS' COMPENSATION

  Upon election to the Board of Directors, each non-employee director of the Company automatically receives a grant of a non-qualified option under the 1996 Option Plan to purchase 20,000 shares of Common Stock, which option vests in 3 equal annual installments. In addition, immediately following each annual meeting of stockholders (or special meeting in lieu thereof), each non-employee director re-elected to or remaining on the Board is automatically granted a fully vested non-qualified option to purchase 4,000 shares of Common Stock, provided that (i) any prior automatic grants held by the director have fully vested or (ii) at least two annual meetings of stockholders of the Company (or special meetings in lieu thereof) have elapsed between any prior automatic grant made to the director and the meeting upon which the subsequent automatic grant would occur. The exercise price per share of each automatic option grant is equal to the closing price of the Common Stock on the date of such grant, as reported by the Nasdaq National Market.

  Directors who are employees of the Company are not paid any separate fees for serving as directors.

EXECUTIVE COMPENSATION

  Summary Compensation Table. The following table provides certain summary information concerning compensation paid to the Company's President and Chief Executive Officer and its four other most highly compensated executive officers (collectively, the "Named Executive Officers") for the fiscal years ended December 31, 1996 and 1997 and September 30, 1995.

                          SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                            ANNUAL           COMPENSATION
                                                         COMPENSATION           AWARDS
                                                  -------------------------- ------------
                                                                              SECURITIES   ALL OTHER
                                                                              UNDERLYING  COMPENSATION
NAME AND PRINCIPAL POSITION(S)                    YEAR SALARY($) BONUS($)(1)  OPTIONS(#)     ($)(2)
------------------------------                    ---- --------- ----------- ------------ ------------
Pamela D.A. Reeve                                 1997 $200,000    $91,700         --        $4,377(3)
President and Chief                               1996  165,000     60,000         --           --
 Executive Officer                                1995  165,000     55,700         --         1,696

Richard H. Antell                                 1997  130,000     50,400         --         1,163
Vice President of                                 1996  105,000     40,000      90,000          --
 Software Development                             1995   99,000     37,000         --           --

William G. Brown                                  1997  130,000     50,000         --         1,621
Chief Financial Officer, Vice                     1996  108,462     65,000      70,000          --
 President of Finance and                         1995   90,000     36,400         --           891
 Administration and Treasurer

Douglas E. Blackwell                              1997  130,000     37,100      25,000          970
Vice President of                                 1996  105,000     40,000      90,000          --
 Service Delivery                                 1995  102,000     15,000      40,000          --

Michael A. Perfit                                 1997  109,900     29,600         --         1,202
Senior Vice President                             1996   92,700     20,000         --           --
 of Technology                                    1995   92,700     18,300         --           695

--------
(1) Represents the aggregate amount of bonus installments paid in the applicable year with respect to bonuses earned in prior years. See "Compensation Committee Report on Executive Compensation."
(2) Unless otherwise indicated, represents a matching contribution made by the Company pursuant to the Lightbridge, Inc. 401(k) Plan.
(3) Represents a $2,337 matching contribution made by the Company pursuant to the Lightbridge, Inc. 401(k) Plan and an aggregate of $2,040 paid in premiums with respect to a term life insurance policy for the benefit of Ms. Reeve's spouse.

  Option Grants in Last Fiscal Year. The following table sets forth certain information with respect to grants of stock options to the only Named Executive Officer to whom a stock option was granted during fiscal 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                         ---------------------------------------------------
                                                                              POTENTIAL REALIZABLE
                                                                                VALUE AT ASSUMED
                         NUMBER OF                                            ANNUAL RATE OF STOCK
                         SECURITIES   PERCENT OF TOTAL                       PRICE APPRECIATION FOR
                         UNDERLYING  OPTIONS GRANTED TO EXERCISE                 OPTION TERM(2)
                           OPTIONS      EMPLOYEES IN      PRICE   EXPIRATION -----------------------
   NAME                  GRANTED(#)     FISCAL YEAR     ($/SH)(1)    DATE       5%($)      10%($)
   ----                  ----------  ------------------ --------- ---------- ----------- -----------
Douglas E. Blackwell....   25,000(3)        5.6%(4)      $10.25    1-31-07       161,154     408,397

--------
(1) All options were granted at fair market value, which was determined by the Compensation Committee to be the closing price of the Common Stock on the date of grant, as reported by the Nasdaq National Market.
(2) Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the price of the Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not represent the Company's estimate of future stock price growth. Any actual gains on stock option exercises and Common Stock holdings depend on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table will be achieved or that the amounts reflected will be received by the Named Executive Officer. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the current date. The values shown are net of the option exercise price but do not include deductions for taxes or other expenses associated with the exercise.
(3) The option was granted as an incentive stock option and is exercisable as to 20% of the shares subject thereto upon the date of grant, with an additional 5% of the shares vesting at the end of each three-month period thereafter.
(4) In fiscal 1997 the Company granted to employees options to purchase an aggregate of 447,000 shares of Common Stock pursuant to the 1996 Option Plan. In addition, the Company assumed options to purchase an aggregate of 58,576 shares of Common Stock in connection with its acquisition of Coral Systems, Inc. in November 1997. If these assumed options are deemed to have been granted in fiscal 1997, then the Percent of Total Options granted to Mr. Blackwell in fiscal 1997 is 4.9%.

  Option Exercises and Fiscal Year-End Values. The following table sets forth certain information concerning stock options exercised during fiscal 1997 and stock options held as of April 15, 1998 by each of the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                           SHARES                 UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                          ACQUIRED    VALUE     OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END($)(1)
                             ON      REALIZED ------------------------------- -------------------------------
   NAME                  EXERCISE(#)  ($)(1)  EXERCISABLE(#) UNEXERCISABLE(#) EXERCISABLE($) UNEXERCISABLE($)
   ----                  ----------- -------- -------------- ---------------- -------------- ----------------
Pamela D.A. Reeve.......   15,000    213,150     405,000          50,000        $5,698,050      $  693,500
Richard H. Antell.......   19,800    267,126      95,400         119,000         1,142,438       1,214,250
William G. Brown........   30,000    424,800      61,000         109,000           660,750       1,091,750
Douglas E. Blackwell....      --         --       63,750          99,250           697,250       1,037,250
Michael A. Perfit.......      --         --          --              --                --              --

--------
(1) Value is based on the last sale price of the Common Stock ($14.25 per share) on April 15, 1998, as reported by the Nasdaq National Market, less the applicable option exercise price. These values have not been and may never be realized. Actual gains upon exercise, if any, will depend on the value of the Common Stock on the date of the sale of the shares.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Company's Board of Directors is responsible for establishing the Company's executive compensation policies and practices, which includes making specific recommendations to the Board of Directors concerning compensation for the executive officers.

  The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement by the Company of net income goals. By tying compensation in part to net revenues, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

  The Company's executive compensation program generally consists of three elements: (1) base salary; (2) annual cash bonus; and (3) a stock-based equity incentive in the form of participation in the Company's stock option plans. The Company's executive officers are also eligible to participate in other employee benefit plans, including health and life insurance plans, a 401(k) retirement plan and a stock purchase plan, on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or on the benefits that may be payable under these plans. In establishing base salaries for executives, the Compensation Committee monitors salaries at other companies, particularly those companies in the same industry and companies located in the same geographic area as the Company. In addition, for each executive the Compensation Committee considers historic salary levels, work responsibilities and base salary relative to other executives at the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance and each individual's performance.

  The Company's approach to the Chief Executive Officer's compensation package in fiscal 1997 was to be competitive with other high growth companies in the software industry and to tie a large percentage of the Chief Executive Officer's total compensation package to Company performance. Ms. Reeve is a party to a multi-year employment agreement with the Company that establishes her annual base salary during the term of the agreement, subject to increase (but not decrease) at the discretion of the Board of Directors. Ms. Reeve's base salary was designed to give her assurance of a base level of compensation, commensurate with her position and duration of employment with the Company. Ms. Reeve received a base salary of $200,000 in fiscal 1997 and $165,000 in both fiscal 1996 and fiscal 1995. See "Certain Transactions-- Employment Agreement."

  Bonuses generally are considered and granted on an annual basis, with each bonus being paid in three equal annual installments. Payment of each bonus installment is subject to the continued employment of the bonus recipient. The Company typically adopts a target bonus plan for officers and other key employees in the year immediately preceding the year for which bonuses are to be granted. In the year immediately following the year for which bonuses are to be granted, the Compensation Committee evaluates the performances of the officers and other key employees and determines the extent to which bonuses are to be paid from the target bonus plan. In accordance with these procedures, in late 1996 the Company adopted its 1997 target bonus plan and in early 1998 the Compensation Committee will consider the extent to which bonuses, if any, will be paid out of the 1997 target bonus plan, as compensation for the performance of the officers and other key employees.

  Generally, the Company's policy with respect to option grants to executive officers is to create a performance incentive for such officers by enabling them the ability to acquire or increase a proprietary interest in the Company and its success. In determining the size of each stock option grant, the Compensation Committee emphasized the seniority, responsibilities and performance of the executive. In fiscal 1997, a stock option was granted to Douglas E. Blackwell, in order to provide a long-term incentive to act on behalf of the Company. During fiscal 1998, the Compensation Committee intends to evaluate the merits of option awards and will consider increasing the proportion of overall compensation of certain executive officers consisting of stock options and other equity-based incentives.

  Section 162(m) of the Internal Revenue Code of 1936, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In this regard, the Company has limited the number of shares subject to stock options that may be granted to the Company employees in a manner that complies with the performance-based requirements of Section 162(m). Based on the compensation awarded to the Company's executive officers, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term. While the Committee does not currently intend to qualify its incentive awards as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.

                                          Andrew I. Fillat
                                          Torrence C. Harder

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Board of Directors has established a Compensation Committee, which currently consists of Messrs. Fillat and Harder. Decisions as to executive compensation are made by the Board of Directors, primarily upon the recommendation of the Compensation Committee. During fiscal 1997, a company affiliated with Mr. Harder was party to a transaction with the Company. See "Certain Transactions--Others." There are no family relationships among the executive officers or directors of the Company.

PERFORMANCE GRAPH

  The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of a broad market index, the Nasdaq Stock Market Index for U.S. Companies, and an industry index, the Nasdaq Computer & Data Processing Services Stock Index. The cumulative stockholder returns for shares of the Company's Common Stock and for the market and industry indices are calculated assuming $100 was invested on September 27, 1996, the date on which the Company's Common Stock commenced trading on the Nasdaq National Market. The Company paid no cash dividends during the periods shown. The performance of the market and industry indices is shown on a total return (dividends-reinvested) basis.




                             [GRAPH APPEARS HERE]

              COMPARISON OF FIFTEEN MONTH CUMULATIVE TOTAL RETURN


                    Nasdaq        Nasdaq Computer
                    Stock        & Data Processing
                    Market        Services Stocks        Lightbridge, Inc.
                   --------      -----------------      ------------------

Sep-96              100.00            100.00                  100.00
Oct-96               98.61             98.25                  102.84
Nov-96              104.72            105.35                   95.38
Dec-96              104.60            104.05                   85.36
Jan-97              112.08            113.44                   91.02
Feb-97              105.88            104.24                  100.92
Mar-97               98.97             96.54                   74.63
Apr-97              102.07            109.13                   69.01
May-97              113.64            121.14                   82.47
Jun-97              117.11            123.80                   78.78
Jul-97              129.48            136.65                  113.13
Aug-97              129.28            133.01                  125.95
Sep-97              136.92            135.37                  153.81
Oct-97              129.81            132.57                  165.73
Nov-97              130.45            135.93                  144.77
Dec-97              128.41            127.76                  156.65


                             CERTAIN TRANSACTIONS

LOAN TO EXECUTIVE OFFICER

  In April 1997 the Company made a loan to Douglas Blackwell, an executive officer of the Company, in the form of a promissory note in the principal amount of $75,000. The promissory note currently bears interest at an annual rate of 7.0% and will accrue interest at such rate until the Company demands payment or until Mr. Blackwell's employment with the Company terminates for any reason. At such time, the promissory note will bear interest at an annual rate of the prime rate plus one percent. As of March 31, 1998, the remaining balance under the promissory note was $40,000.

EMPLOYMENT AGREEMENT

  In August 1996 the Company executed an employment agreement with Pamela D.A. Reeve. The Company agreed to employ Ms. Reeve as President and Chief Executive Officer of the Company at an initial base salary of $165,000 per year. The employment agreement is terminable at will by either party, but if Ms. Reeve's employment is terminated by the Company for any reason, other than death or disability, within one year after a change of control of the Company or if the Company terminates Ms. Reeve's employment at any time without cause, the Company is required to continue to pay Ms. Reeve's salary for a period of twelve months after such termination, offset by any amounts received by Ms. Reeve from subsequent employment during such period.

OTHER

  On February 23, 1993, the Company entered into license and maintenance agreements with RentGrow, Inc. ("RentGrow") pursuant to which the Company granted to RentGrow a license to use and develop the Company's Credit Decision System software in the real estate rental, real estate broker and real estate mortgage brokers markets in exchange for certain payments by RentGrow. The license was exclusive for the first four years and seven months of the agreement and nonexclusive thereafter. Mr. Harder is a director of RentGrow and beneficially owns, as of April 15, 1998, approximately 52% (on a fully diluted basis) of the outstanding capital stock of RentGrow. Under the terms of the license, the Company was to receive $250,000, comprised of five installments in varying amounts through August 1996. The final payment was not made in August 1996. The Company received from RentGrow a 3-year 11.25% promissory note dated January 1, 1997 in the principal amount of $75,584, representing the final payment and other amounts owed to the Company at December 31, 1996.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of April 15, 1998 by (i) each person or group known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock; (ii) each of the Company's directors and director nominees; (iii) each of the Named Executive Officers and (iv) all directors, director nominees and executive officers of the Company as a group. The information as to each person has been furnished by such person.

                                                 SHARES BENEFICIALLY OWNED(2)
                                                 -------------------------------
NAMES AND ADDRESSES OF BENEFICIAL HOLDERS(1)         NUMBER          PERCENT
--------------------------------------------     ---------------- --------------
Advent International Investors II Limited
 Partnership
Advent Partners Limited Partnership
Global Private Equity II Limited
 Partnership(3).................................      2,000,000         12.7%
101 Federal Street
Boston, Massachusetts 02110

Torrence C. Harder(4)...........................      1,473,383          9.3

Massachusetts Capital Resource Company(5).......      1,309,958          8.1
420 Boylston Street
Boston, Massachusetts 02116

Pamela D.A. Reeve(6)............................        787,214          4.9

D. Quinn Mills(7)...............................        388,117          2.5

Michael A. Perfit(8)............................        299,194          1.9

Richard H. Antell(9)............................        114,400            *

William G. Brown(10)............................        112,700            *

Douglas E. Blackwell(11)........................         90,250            *

Andrew I. Fillat(12)............................         12,166            *

All directors, director nominees and executive
 officers as a group (9 persons)(13)............      3,277,424         19.4

--------
 * Less than one percent.
 (1) The address of all persons who are executive officers or directors of the Company is in care of the Company, 67 South Bedford Street, Burlington, Massachusetts 01803.
 (2) Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares, subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days of April 15, 1998 are treated as outstanding only for purposes of determining the amount and percent owned by such person or group. As of April 15, 1998, there were 15,742,877 shares of Common Stock outstanding.
 (3) Consists of 1,668 shares held by Advent International Investors II Limited Partnership, 93,332 shares held by Advent Partners Limited Partnership and 1,905,000 shares held by Global Private Equity II Limited Partnership. Advent International Corporation is the general partner of Advent International Investors II Limited Partnership, Advent Partners Limited Partnership and Advent International Limited Partnership. Advent International Limited Partnership is the general partner of Global Private Equity II Limited Partnership. Because Advent International Corporation is controlled by a group of 4 persons, none of whom may act independently and a majority of whom must act in concert to exercise voting or investment power over the holdings of such entity, individually, no individual in this group is deemed to share such voting or investment power.

 (4) Consists of 861,176 shares owned by a trust of which Mr. Harder is the trustee and beneficiary, 280,000 shares owned by a trust for the benefit of Mr. Harder's children, 236,672 shares held by Entrepreneurial Ventures, Inc., 50,000 shares held by Entrepreneurial Limited Partnership IV, 19,500 shares held by the Torrence C. Harder Cultural Foundation, 5,400 shares beneficially owned by Mr. Harder's wife and children, 1,469 shares held by Entrepreneurial, Inc., 12,500 shares subject to a warrant held by Entrepreneurial Limited Partnership III and 6,666 shares subject to stock options exercisable within 60 days of April 15, 1998. Mr. Harder is a general partner of both Entrepreneurial Limited Partnership III and Entrepreneurial Limited Partnership IV and the President of both Entrepreneurial, Inc. and Entrepreneurial Ventures, Inc. Mr. Harder is a director of the Company.
 (5) Includes 500,000 shares currently purchasable upon exercise of a warrant. William J. Torpey, Jr. is the president and Joan C. McArdle is the vice president of Massachusetts Capital Resource Company, so that Mr. Torpey and Ms. McArdle may be deemed to be the beneficial owners of the shares held by Massachusetts Capital Resource Company.
 (6) Includes 4,400 shares held by trusts for the benefit of certain of Ms. Reeve's children and 400,000 shares subject to stock options exercisable within 60 days of April 15, 1998. Ms. Reeve is the President and Chief Executive Officer and a director of the Company.
 (7) Consists of 381,451 shares owned by a profit sharing plan for the benefit of Dr. Mills and 6,666 shares subject to stock options exercisable within 60 days of April 15, 1998. Dr. Mills is a director of the Company.
 (8) Consists of 295,194 shares held by a trust and a pension plan for the benefit of Mr. Perfit and 4,000 shares purchasable upon exercise of warrants held by such trust and pension plan. Mr. Perfit is the Senior Vice President of Technology of the Company.
 (9) Includes 108,400 shares subject to stock options exercisable within 60 days of April 15, 1998. Mr. Antell is the Vice President of Software Development of the Company.
(10) Includes 3,900 shares held by trusts for the benefit of Mr. Brown's children and 39,500 shares subject to stock options exercisable within 60 days of April 15, 1998. Mr. Brown is the Chief Financial Officer, Vice President of Finance and Administration and Treasurer of the Company.
(11) Includes 82,250 shares subject to stock options exercisable within 60 days of April 15, 1998. Mr. Blackwell is the Vice President of Service Delivery of the Company.
(12) Consists of shares held by Advent Partners Limited Partnership and 6,666 shares subject to stock options exercisable within 60 days of April 15, 1998. Mr. Fillat holds a limited partnership interest in Advent Partners Limited Partnership representing beneficial ownership of 5,500 shares. He disclaims beneficial ownership of the remaining 1,994,500 shares described in Note 3. Mr. Fillat is a director of the Company.
(13) Represents shares described in Notes 4, 6, 7, 8, 9, 10, 11 and 12.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of the outstanding Common Stock to file with the Securities and Exchange Commission reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5. Securities and Exchange Commission regulations require directors, executive officers and greater-than-ten-percent stockholders to furnish the Company with copies of all Forms 3, 4 and 5 filed with the Securities and Exchange Commission.

  Based solely upon a review of Forms 3 and 4 that were furnished to the Company during fiscal 1997, Forms 5 that were furnished to the Company by certain directors and executive officers of the Company with respect to fiscal 1997 and representation letters of certain other directors and executive officers to the effect that Form 5 filings were not required, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater-than-ten-percent stockholders were fulfilled in a timely manner, except that Richard H. Antell failed to file on a timely basis two Section 16(a) forms and each of Torrence C. Harder and Michael A. Perfit failed to file on a timely basis one Section 16(a) form.

                            INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1998. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to appropriate questions from stockholders.

                                 SOLICITATION

  The Company will bear the cost of soliciting proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, the directors, officers and certain employees of the Company may solicit proxies, without additional remuneration, by telephone, facsimile, telegraph and in person. It is expected that the expense of such special solicitation will be nominal.

                             STOCKHOLDER PROPOSALS

  Any stockholder intending to present a proposal at the 1999 Annual Meeting of Stockholders must submit such proposal to the Company at its offices no later than December 28, 1998 in order to be considered for inclusion in the proxy statement relating to that meeting.

  In addition, in accordance with the Company's By-Laws, any stockholder wishing to bring an item of business before the 1999 Annual Meeting of Stockholders must deliver notice of such item of business to the Company at its offices no later than March 28, 1999, even if such item is not to be included in the proxy statement relating to that meeting.

                                 MISCELLANEOUS

  The Board of Directors does not know of any business that will be presented for consideration at the Meeting other than that described in this Proxy Statement. However, if any other business should come before the Meeting, the persons named in the enclosed form of proxy will vote, or otherwise act, in accordance with their best judgment.

                             AVAILABLE INFORMATION

  Stockholders of record at the close of business on April 22, 1998 will receive a Proxy Statement, the Company's Annual Report to Stockholders, which contains detailed financial information concerning the Company, and the Company's Annual Report on Form 10-K for fiscal 1997 (excluding exhibits). The Company will mail, without charge, a copy of the Company's Annual Report on Form 10-K (excluding exhibits) to any stockholder solicited hereby who requests it in writing. Please submit any such written request to Mr. William
G. Brown, Chief Financial Officer, Vice President of Finance and Administration and Treasurer, Lightbridge, Inc., 67 South Bedford Street, Burlington, Massachusetts 01803.

                               LIGHTBRIDGE, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS -- MAY 28, 1998

     The undersigned stockholder of Lightbridge, Inc. (the "Company") hereby appoints Pamela D.A. Reeve, William G. Brown and Kevin F. Collins and each or any of them, proxies, with full power of substitution to each and to each substitute appointed pursuant to such power, of the undersigned to vote all shares of common stock of the Company that the undersigned may be entitled to vote at the Special Meeting in Lieu of Annual Meeting of Stockholders of the Company to be held on Thursday, May 28, 1998, and at any and all adjournments thereof (the "Meeting"), with all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated on the reverse side upon the matter set forth on the reverse side and in their discretion upon all other matters that may properly come before the Meeting. The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting in Lieu of Annual Meeting of Stockholders and Proxy Statement for the Meeting and hereby revokes all proxies, if any, heretofore given by the undersigned to others for said Meeting.

             (IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!



           SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                               LIGHTBRIDGE, INC.

                                 MAY 28, 1998




             \/ Please Detach and Mail in the Envelope Provided \/
--------------------------------------------------------------------------------

A [X] Please mark your
      votes as in this
      example.

                 FOR all nominees     WITHHOLD
               (except as indicated   AUTHORITY
                 to the contrary    to vote for all
                    at right)           nominees
PROPOSAL 1.                                           NOMINEES: Andrew I. Fillat
 ELECTION OF          [_]                 [_]                   D. Quinn Mills
 DIRECTORS:

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list at right.



                             IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED WITH RESPECT TO THE MATTER TO BE ACTED UPON, THE SHARES WILL BE VOTED UPON THE MATTER IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR
                                                                     ---
                             PROPOSAL 1.

                             PLEASE MARK, SIGN, DATE AND RETURN CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



SIGNATURE                                            DATE                 , 1998
         -------------------------------------------      ----------------


SIGNATURE                                            DATE                 , 1998
         -------------------------------------------      ----------------


NOTE: Please date, sign exactly as name appears hereon and return promptly. If the shares are registered in the name of two or more persons, each should sign. Executors, trustees, guardians, custodians, administrators, attorneys and corporate officers should add their titles.